Exhibit 99.1

CPI Card Group Inc. Reports Fourth Quarter and Full Year 2022 Results

Date: March 8, 2023

Fifth Consecutive Year of Strong Sales Growth; Full Year Net Sales Increased 27% to $476 Million; Net Income Increased 129% to $37 Million; Adjusted EBITDA Increased 28% to $98 Million

Fourth Quarter Net Sales Increased 36% to $126 Million; Net Income Increased 1,754% to $12 Million; Adjusted EBITDA Increased 100% to $27 Million

Company Anticipates Continued Share Gains in Expected Slower-Growth Market in 2023; Initial Outlook Projects Mid-Single Digit Net Sales Growth, Mid-to-High Single Digit Adjusted EBITDA Growth, and Strong Improvement in Cash Flow and Net Leverage

Littleton, CO. March 8, 2023 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit, and prepaid solutions, today reported financial results for the fourth quarter and full year ended December 31, 2022 and provided its initial financial outlook for 2023.

Full-year net sales increased 27% to $475.7 million, a record level for the Company. Growth was driven by strong customer demand for contactless cards, including eco-focused cards, and Software-as-a-Service-based instant issuance solutions. Net income increased 129% to $36.5 million and Adjusted EBITDA increased 28% to $97.7 million, driven by the strong sales growth.

“Our outstanding fourth quarter performance capped another strong growth year for CPI, and we believe the Company gained substantial market share,” said Scott Scheirman, President and Chief Executive Officer. “There was strong demand for cards in the U.S. market in 2022, and we won new business and share of wallet through our innovative products, end-to-end solutions, market-leading quality, and proactive inventory management while the industry was facing supply-chain challenges.”

For 2023, the Company expects to continue to gain market share overall, but anticipates market growth will not be as strong as 2022. The Company’s initial outlook for 2023 projects mid-single digit net sales growth, with higher growth for the Debit and Credit segment, which represented 82% of 2022 net sales, partially offset by expectations for Prepaid Debit segment sales to be similar to 2022 levels. The Company expects mid-to-high single digit Adjusted EBITDA growth for 2023, Free Cash Flow to more than double, and year-end Net Leverage Ratio improvement to between 2.5x and 3.0x.

The Company also announced today that Chief Financial Officer Amintore Schenkel has informed the Company that he will be resigning from his position in 2023 due to family-related personal reasons. Mr. Schenkel intends to remain in his role while the Company conducts a search for his replacement and assist in the transition of his responsibilities to the new Chief Financial Officer.

CPI is a top payment solutions provider in the U.S. serving thousands of banks, credit unions and fintechs. The Company is a leader in the U.S. markets for eco-focused payment cards, personalization and Software-as-a-Service-based instant issuance solutions for small and medium

U.S. financial institutions and retail prepaid debit card solutions, and maintains longstanding customer relationships.

For the five years ending December 31, 2022, the Company has delivered a compound annual growth rate (CAGR) of 16% in net sales, while net income has improved from a loss in 2017 to $37 million in 2022 and Adjusted EBITDA has increased at a 33% CAGR. Over the same time period, gross profit margins have increased from 30% to 37% and Net Leverage has decreased from 12x to 3x. The Company expects long-term market growth to be aided by the gradual transition to higher-priced contactless cards, including eco-focused cards, as well as continued financial payment card growth.

2022 Business Highlights

●	Generated incremental net sales from customer demand for higher-priced contactless cards, as the U.S. payment card market continues its gradual transition to contactless solutions.
●	Continued to be a leading provider of eco-focused payment card solutions in the U.S. market. CPI sales of eco-focused cards increased 70% in 2022 and the Company has sold more than 90 million eco-focused cards since launch in late 2019.
●	Experienced ongoing high demand for Card@Once® Software-as-a-Service-based instant issuance solutions. The Company has more than 14,000 Card@Once® installations across nearly 2,000 financial institutions in the U.S.
●	Reduced the outstanding balance on the Company’s 8.625% Senior Secured Notes by $25 million through a combination of redeeming $20 million of notes in the first quarter of 2022 and repurchasing $5 million of notes in the fourth quarter. The Company also increased the credit limit on its ABL revolving credit facility from $50 million to $75 million in 2022. The Company’s Net Leverage Ratio was 3.0x at December 31, 2022, an improvement from 3.8x at the end of 2021.

Fourth Quarter 2022 Financial Highlights

Net sales increased 36% year-over-year to $126.4 million in the fourth quarter of 2022.

●	Debit and Credit segment net sales increased 35% to $104.9 million. Growth was strong across the Debit and Credit portfolio, including increased sales of higher-priced contactless cards, personalization services, and Card@Once® instant issuance solutions.
●	Prepaid Debit segment net sales increased 39% to $22.1 million, driven both by new customer additions and growth with existing customers.

Fourth quarter gross profit increased 54% to $47.5 million and gross profit margin was 37.6%, which compared to 33.2% in the prior year fourth quarter. The year-over-year increase in gross profit margin was primarily due to operating leverage from higher net sales, including benefits from price increases, partially offset by inflationary impacts on production costs.

Fourth quarter income from operations increased 146% to $22.7 million; net income increased 1,754% to $12.5 million, or $1.06 diluted earnings per share; and Adjusted EBITDA increased 100% to $27.2 million. Profitability growth was primarily driven by higher net sales and the resulting operating leverage. Net income growth also benefited from a lower effective tax rate as the result of certain adjustment items that negatively impacted the prior year and favorably impacted the current year period.

Full Year 2022 Financial Highlights

Net sales increased 27% year-over-year to $475.7 million for the full year.

●	Debit and Credit segment net sales increased 32% to $390.6 million. Growth was primarily driven by increased sales of higher-priced contactless cards, including eco-focused cards, and Card@Once® instant issuance solutions.
●	Prepaid Debit segment net sales increased 9% to $86.1 million, driven by new customer additions and growth with existing customers.

Gross profit increased 24% to $175.8 million and gross profit margin was 36.9%, which compared to 37.7% in the prior year period. The year-over-year decrease in gross profit margin was primarily due to inflationary impacts on production costs, partially offset by increased operating leverage from higher net sales, including the benefits of price increases.

Year-over-year, income from operations increased 33% to $79.1 million; net income increased 129% to $36.5 million, or $3.11 diluted earnings per share; and Adjusted EBITDA increased 28% to $97.7 million.

Profitability benefited from higher net sales and the resulting operating leverage, partially offset by increased production costs and higher SG&A expenses, including increased compensation-related expenses and professional services fees. The increase in net income was also aided by a decrease in other expenses due to the impact of pre-tax debt refinancing costs of $7.6 million incurred in the 2021 first quarter.

Balance Sheet, Liquidity, and Cash Flow

As of December 31, 2022, cash and cash equivalents was $11.0 million. Cash provided from operating activities in 2022 was $31.3 million and capital expenditures were $17.9 million, yielding Free Cash Flow of $13.5 million. This compared to $20.2 million of cash generated from operating activities, $10.1 million of capital expenditures and $10.2 million of Free Cash Flow in 2021, which benefited from $9.8 million in cash tax refunds, primarily related to CARES Act filings. Free Cash Flow in 2022 reflected working capital usage of $28.6 million, driven by a $19.7 million increase in accounts receivables as a result of higher fourth quarter sales and an $10.7 million increase in inventories to support customer demand.

The Company generated $19.6 million of cash flow from operating activities and $16.2 million of Free Cash Flow in the fourth quarter of 2022, including a working capital benefit from a $4 million reduction in inventories compared to the third quarter level.

There were $285 million of 8.625% Senior Secured Notes due 2026 and $5 million of borrowings from the ABL revolving credit facility outstanding at year-end. The Company retired $25 million of notes principal during the year, utilizing cash balances and revolving credit facility proceeds. Subsequent to year-end, the Company repurchased an additional $5 million of its notes in the first quarter of 2023.

The Company’s capital structure and allocation priorities are to maintain ample liquidity; invest in the business, including strategic acquisitions; deleverage the balance sheet; and potentially return funds to stockholders.

“We delivered record results in 2022 and further strengthened our financial position,” said Amintore Schenkel, Chief Financial Officer of CPI. “The Company is well-positioned to execute its strategies in 2023 and beyond to drive continued growth and financial improvement.”

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on March 8, 2023 at 9:00 a.m. Eastern Time (ET) to review its fourth quarter and full year 2022 results. To participate in the Company's conference call via telephone or online:

U.S. dial-in number (toll-free): 833-927-1758

U.S.: 844-200-6205

U.S. local: 646-904-5544

Canada (toll-free): 833-950-0062

International: 929-526-1599

Conference ID: 093291

Webcast Link: CPI Q4 Webcast or at https://investor.cpicardgroup.com

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call will be available until March 22, 2023 at:

U.S. dial-in number (toll free): 866-813-9403

U.S. local 929-458-6194

Canada: 226-828-7578

All other locations: 44-204-525-0658

Conference ID: 004602

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities (continuing operations) less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Financial Expectations for 2023

We have provided Adjusted EBITDA expectations for 2023 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group is a payment technologies company providing a comprehensive range of credit, debit, and prepaid card solutions, complementary digital solutions, and Software-as-a-Service (SaaS) instant issuance. With a focus on building personal relationships and earning trust, we help our customers navigate the constantly evolving world of payments, while delivering innovative solutions that spark connections and support their brands. We serve clients across industry, size, and scale through our team of experienced, dedicated employees and our network of high-security production and card services facilities—located in the United States. CPI is committed to exceeding our customers’ expectations, transforming our industry, and enhancing the way people pay every day. Learn more at www.CPIcardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities and our guidance for full-year 2023 results, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: a deterioration in general economic conditions, including rising inflation and resulting in reduced consumer confidence and business spending, and a decline in consumer credit worthiness impacting demand for our products; a disruption or other failure in our supply chain, including as a result of the Russia-Ukraine conflict and with respect to single source suppliers, or the failure or inability of suppliers to comply with our code of conduct or contractual requirements, or political unrest in countries in which our suppliers operate, resulting in increased costs and inability to pass those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; our failure to retain our existing customers or identify and attract new customers; the unpredictability of our operating results, including an inability to anticipate changes in customer inventory management practices and its impact on our business; our status as an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting; our inability to recruit, retain and develop qualified personnel, including key personnel; the potential effects of COVID-19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our information technology

(“IT”) systems, or in the operations of the third parties that operate computing infrastructure on which we rely; our inability to develop, introduce and commercialize new products; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; disruptions in production at one or more of our facilities; defects in our software; environmental, social and governance preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to comply with any related regulatory requirements; the effects of climate change, negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; disruptions in production due to weather conditions, climate change, political instability or social unrest; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; our limited ability to raise capital; problems in production quality, materials and process; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses or unclaimed property, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long-lived assets; costs relating to product defects and any related product liability and/or warranty claims; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; the effects of restrictions, delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; the effects on the global economy of the ongoing military action by Russia in Ukraine; costs and potential liabilities associated with compliance or failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; risks associated with the majority stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; the influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; the impact of stockholder activism or securities litigation, on the trading price and volatility of our common stock; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; our ability to comply with a wide variety of complex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 8, 2023, and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three months and full years ended December 31, 2022 and 2021

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of December 31, 2022 and 2021

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the full years ended December 31, 2022 and 2021

Exhibit D	Segment Summary Information – Unaudited for the three months and full years ended December 31, 2022 and 2021

Exhibit E Exhibit F

Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months and full years ended December 31, 2022 and 2021

Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the full years ended December 31, 2022 and 2017

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net sales:
Products	$72,323	$53,141	$281,190	$199,586
Services	54,113	40,065	194,555	175,533
Total net sales	126,436	93,206	475,745	375,119
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	42,166	34,893	171,017	121,601
Services (exclusive of depreciation and amortization shown below)	34,305	25,280	119,930	103,255
Depreciation and amortization	2,467	2,101	9,031	8,837
Total cost of sales	78,938	62,274	299,978	233,693
Gross profit	47,498	30,932	175,767	141,426
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	23,447	20,338	90,782	75,701
Depreciation and amortization	1,401	1,388	5,855	6,261
Total operating expenses	24,848	21,726	96,637	81,962
Income from operations	22,650	9,206	79,130	59,464
Other expense, net:
Interest, net	(7,282)	(7,412)	(29,616)	(30,608)
Other (expense) income, net	186	(9)	107	14
Loss on debt extinguishment	(79)	—	(474)	(5,048)
Total other expense, net	(7,175)	(7,421)	(29,983)	(35,642)
Income before income taxes	15,475	1,785	49,147	23,822
Income tax expense	(2,998)	(1,112)	(12,607)	(7,881)
Net income	$12,477	$673	$36,540	$15,941

Basic and diluted earnings per share:
Basic earnings per share	$1.10	$0.06	$3.24	$1.42
Diluted earnings per share	$1.06	$0.06	$3.11	$1.36

Basic weighted-average shares outstanding	11,385,843	11,254,034	11,291,202	11,239,049
Diluted weighted-average shares outstanding	11,805,520	11,779,079	11,749,105	11,763,963

Comprehensive income:
Net income	$12,477	$673	$36,540	$15,941
Total comprehensive income	$12,477	$673	$36,540	$15,941

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$11,037	$20,683
Accounts receivable, net	80,583	60,953
Inventories	68,399	58,009
Prepaid expenses and other current assets	7,379	5,522
Income taxes receivable	172	534
Total current assets	167,570	145,701
Plant, equipment, leasehold improvements and operating leases right-of-use assets, net	57,178	47,251
Intangible assets, net	17,988	21,854
Goodwill	47,150	47,150
Other assets	6,780	6,184
Total assets	$296,666	$268,140

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$24,371	$26,443
Accrued expenses	40,070	37,150
Deferred revenue and customer deposits	3,571	1,182
Total current liabilities	68,012	64,775
Long-term debt	285,522	303,626
Deferred income taxes	6,808	5,253
Other long-term liabilities	18,401	15,506
Total liabilities	378,743	389,160
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at December 31, 2022 and 2021	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,390,355 and 11,255,466 shares issued and outstanding at December 31, 2022 and 2021, respectively	11	11
Capital deficiency	(108,379)	(110,782)
Accumulated earnings (loss)	26,291	(10,249)
Total stockholders’ deficit	(82,077)	(121,020)
Total liabilities and stockholders' deficit	$296,666	$268,140

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended
	December 31,
	2022	2021
Operating activities
Net income	$36,540	$15,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,886	15,098
Stock-based compensation expense	3,479	1,250
Amortization of debt issuance costs and debt discount	1,931	2,367
Loss on debt extinguishment	474	5,048
Deferred income taxes	1,555	(2,156)
Other, net	1,094	213
Changes in operating assets and liabilities:
Accounts receivable	(19,745)	(6,361)
Inventories	(10,702)	(33,388)
Prepaid expenses and other assets	(2,700)	(4,062)
Income taxes, net	362	9,977
Accounts payable	(453)	6,582
Accrued expenses and other liabilities	2,226	10,410
Deferred revenue and customer deposits	2,389	(690)
Cash provided by operating activities	31,336	20,229
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(17,867)	(10,074)
Other	95	156
Cash used in investing activities	(17,772)	(9,918)
Financing activities
Principal payments on First Lien Term Loan	—	(312,500)
Principal payments on Senior Credit Facility	—	(30,000)
Principal payments on Senior Notes	(24,938)	—
Principal payments on ABL Revolver	(30,000)	(15,000)
Proceeds from Senior Notes	—	310,000
Proceeds from ABL Revolver, net of discount	35,000	14,750
Debt issuance costs	(262)	(9,452)
Payments on debt extinguishment and other	(1,677)	(2,859)
Proceeds from finance lease financing	2,074	—
Payments on finance lease obligations	(3,360)	(2,171)
Cash used in financing activities	(23,163)	(47,232)
Effect of exchange rates on cash	(47)	1
Net decrease in cash and cash equivalents	(9,646)	(36,920)
Cash and cash equivalents, beginning of period	20,683	57,603
Cash and cash equivalents, end of period	$11,037	$20,683
Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest	$27,714	$22,268
Income taxes paid	$12,584	$9,792
Income taxes (refunded)	$(451)	$(9,846)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$816	$6,932
Financing leases	$9,124	$1,897
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$462	$2,972

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months and Year Ended December 31, 2022 and 2021
(dollars in thousands)
(Unaudited)

Net Sales
	Three Months Ended December 31,
	2022	2021	$ Change	% Change
Net sales by segment:
Debit and Credit	$104,851	$77,406	$27,445	35.5%
Prepaid Debit	22,126	15,874	6,252	39.4%
Eliminations	(541)	(74)	(467)	* %
Total	$126,436	$93,206	$33,230	35.7%

*Calculation not meaningful

	Year Ended December 31,
	2022	2021	$ Change	% Change
Net sales by segment:
Debit and Credit	$390,559	$296,204	$94,355	31.9%
Prepaid Debit	86,136	79,213	6,923	8.7%
Eliminations	(950)	(298)	(652)	* %
Total	$475,745	$375,119	$100,626	26.8%

Gross Profit
	Three Months Ended December 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$39,825	38.0%	$26,018	33.6%	$13,807	53.1%
Prepaid Debit	7,673	34.7%	4,914	31.0%	2,759	56.1%
Total	$47,498	37.6%	$30,932	33.2%	$16,566	53.6%

	Year Ended December 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$144,214	36.9%	$110,006	37.1%	$34,208	31.1%
Prepaid Debit	31,553	36.6%	31,420	39.7%	133	0.4%
Total	$175,767	36.9%	$141,426	37.7%	$34,341	24.3%

Income from Operations
	Three Months Ended December 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$31,198	29.8%	$18,558	24.0%	$12,640	68.1%
Prepaid Debit	5,184	23.4%	3,850	24.3%	1,334	34.6%
Other	(13,732)	* %	(13,202)	* %	(530)	(4.0)%
Total	$22,650	17.9%	$9,206	9.9%	$13,444	146.0%

	Year Ended December 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$110,045	28.2%	$79,469	26.8%	$30,576	38.5%
Prepaid Debit	25,577	29.7%	26,910	34.0%	(1,333)	(5.0)%
Other	(56,492)	* %	(46,915)	* %	(9,577)	(20.4)%
Total	$79,130	16.6%	$59,464	15.9%	$19,666	33.1%

EBITDA
	Three Months Ended December 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$33,436	31.9%	$20,421	26.4%	$13,015	63.7%
Prepaid Debit	5,743	26.0%	4,437	28.0%	1,306	29.4%
Other	(12,554)	* %	(12,172)	* %	(382)	(3.1)%
Total	$26,625	21.1%	$12,686	13.6%	$13,939	109.9%

	Year Ended December 31,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$118,478	30.3%	$87,499	29.5%	$30,979	35.4%
Prepaid Debit	27,844	32.3%	29,156	36.8%	(1,312)	(4.5)%
Other	(52,673)	* %	(47,127)	* %	(5,546)	(11.8)%
Total	$93,649	19.7%	$69,528	18.5%	$24,121	34.7%

Reconciliation of Income (Loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended December 31, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$31,198	$5,184	$(13,732)	$22,650
Depreciation and amortization	2,238	599	1,031	3,868
Other income (expenses)	—	(40)	147	107
EBITDA	$33,436	$5,743	$(12,554)	$26,625

	Three Months Ended December 31, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$18,558	$3,850	$(13,202)	$9,206
Depreciation and amortization	1,871	587	1,031	3,489
Other income (expenses)	(8)	—	(1)	(9)
EBITDA	$20,421	$4,437	$(12,172)	$12,686

	Year Ended December 31, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$110,045	$25,577	$(56,492)	$79,130
Depreciation and amortization	8,440	2,310	4,136	14,886
Other income (expenses)	(7)	(43)	(317)	(367)
EBITDA	$118,478	$27,844	$(52,673)	$93,649

	Year Ended December 31, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$79,469	$26,910	$(46,915)	$59,464
Depreciation and amortization	8,026	2,234	4,838	15,098
Other income (expenses)	4	12	(5,050)	(5,034)
EBITDA	$87,499	$29,156	$(47,127)	$69,528

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
EBITDA and Adjusted EBITDA:
Net income	$12,477	$673	$36,540	$15,941
Interest, net	7,282	7,412	29,616	30,608
Income tax expense	2,998	1,112	12,607	7,881
Depreciation and amortization	3,868	3,489	14,886	15,098
EBITDA	$26,625	$12,686	$93,649	$69,528

Adjustments to EBITDA:
Stock-based compensation expense	551	1,036	3,479	1,250
Sales tax expense (benefit) (1)	(56)	(149)	18	(614)
Severance and other charges (2)	—	—	—	1,250
Loss on debt extinguishment (3)	79	—	474	5,048
Foreign currency loss (gain)	4	9	83	(15)
Subtotal of adjustments to EBITDA	578	896	4,054	6,919
Adjusted EBITDA	$27,203	$13,582	$97,703	$76,447
Net income margin (% of Net sales)	9.9%	0.7%	7.7%	4.2%
Net income growth (% Change 2022 vs. 2021)	1753.9%		129.2%
Adjusted EBITDA margin (% of Net sales)	21.5%	14.6%	20.5%	20.4%
Adjusted EBITDA growth (% Change 2022 vs. 2021)	100.3%		27.8%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Free Cash Flow:
Cash provided by operating activities	$19,623	$5,714	$31,336	$20,229
Capital expenditures for plant, equipment and leasehold improvements	(3,427)	(5,247)	(17,867)	(10,074)
Free cash flow	$16,196	$467	$13,469	$10,155

(1)	Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(2)	The 2021 amount primarily relates to executive severance charges.
(3)	The Company redeemed a portion of the 8.625% Senior Secured Notes in the first and fourth quarters of 2022 and expensed the associated portion of the unamortized deferred financing costs. Additionally, the Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount.

	As of
	December 31,
	2022	2021
Calculation of Net Leverage Ratio:
Senior Notes	$285,000	$310,000
ABL revolver	5,000	—
Finance lease obligations	10,697	4,925
Total debt	300,697	314,925
Less: Cash and cash equivalents	(11,037)	(20,683)
Total net debt (a)	$289,660	$294,242
LTM Adjusted EBITDA (b)	$97,703	$76,447
Net Leverage Ratio (a)/(b)	3.0	3.8

		EXHIBIT F
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Year Ended
	December 31,
	2022	2017
EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations	$36,540	$(23,085)
Interest, net	29,616	20,850
Income tax expense (benefit)	12,607	(16,536)
Depreciation and amortization	14,886	16,922
EBITDA	$93,649	$(1,849)

Adjustments to EBITDA:
Stock-based compensation expense	3,479	1,989
Sales tax expense (1)	18	—
Loss on debt extinguishment (2)	474	—
Impairments (3)	—	19,074
Litigation and related charges (4)	—	4,514
Foreign currency loss (gain)	83	(517)
Subtotal of adjustments to EBITDA	4,054	25,060
Adjusted EBITDA	$97,703	$23,211
Net income (loss) from continuing operations CAGR	NM(5)
Adjusted EBITDA CAGR	33.3%

(1)	Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(2)	The Company redeemed a portion of the 8.625% Senior Secured Notes in the first and fourth quarters of 2022 and expensed the associated portion of the unamortized deferred financing costs.
(3)	Impairment charges of goodwill and intangibles in 2017 of $19.1 million includes $17.2 million related to Debit and Credit and $1.9 million related to Other.
(4)	Represents net legal costs incurred with certain patent and shareholder litigation.
(5)	Calculation not meaningful as the 2017 full year continuing operations were at a net loss.

	As of
	December 31,
	2022	2017
Calculation of Net Leverage Ratio:
Senior Notes	$285,000	$—
ABL revolver	5,000	—
First Lien Term Loan	—	312,500
Unreimbursed obligations under letters of credit	—	50
Finance lease obligations	10,697	166
Total debt	300,697	312,716
Less: Cash and cash equivalents	(11,037)	(23,206)
Total net debt (a)	$289,660	$289,510
LTM Adjusted EBITDA (b)	$97,703	$23,211
Net Leverage Ratio (a)/(b)	3.0	12.5